EXHIBIT 99.1
DATE: February 15, 2007
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS’ TOTAL REVENUE INCREASES 58 PERCENT
TO $115.4 MILLION; CORE REVENUE INCREASES 18 PERCENT
Strong Financial Performance Driven by Balanced Growth
MINNEAPOLIS, February 15, 2007 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenues of $115.4 million for the fourth quarter of 2006, a 58 percent increase over revenues of $73.1 million in the comparable quarter of 2005. The fourth quarter of 2006 included $29.1 million of revenue from the Laserscope business and was the first full quarter of Laserscope financial results since the July 2006 acquisition was completed. Excluding Laserscope revenues, AMS revenue for the fourth quarter of 2006 was $86.3 million, which represents 18 percent growth over the same quarter of 2005. As noted in the Company’s January 5, 2007 press release announcing preliminary sales, this growth represents strong and balanced contributions from both men’s and women’s health. Fourth quarter growth over the prior period was impacted by $0.9 million of favorable foreign exchange rates.
Revenues for 2006 totaled $358.3 million, including $47.6 million of revenue from the Laserscope business. Excluding Laserscope revenue, AMS revenue for 2006 was $310.8 million, an 18 percent increase from 2005 revenue of $262.6 million.
Martin J. Emerson, President and Chief Executive Officer, commented, “We are very pleased with the financial results of the fourth quarter of 2006, which exceeded the top end of both our revenue and earnings expectations. Our fourth quarter performance capped off a very successful year which included the completion of three significant acquisitions. These acquisitions, combined with our internal development programs, have provided us with the most robust product technology platform at any time in our history. We have made significant strides in our integration of these businesses and enter 2007 with strong financial and new product momentum.”
The Company reported net income for the fourth quarter of 2006 of $5.9 million, or $0.08 per share. This compares to net income for the same period last year of $14.6 million, or $0.20 per share. Net income for the fourth quarter of 2006 includes a loss from discontinued operations, the impact of SFAS 123(R) expense, in-process research and development (IPR&D) charges, and certain tax items. Adjusting for these items, net income in the fourth quarter of 2006 would have been $13.0 million, or $0.18 per share. Fourth quarter of 2006 net income also included Laserscope related finance charges and amortization expense of $7.4 million, or $0.10 per share.
The Company reported a net loss for 2006 of $49.3 million, or $0.70 per share, compared to net income of $39.3 million, or $0.55 per share in 2005. Adjusting both periods for the following items: loss from discontinued operations, the impact of SFAS 123(R) expense, IPR&D charges, commitment fees for bridge financing, and certain tax items, results in net income for 2006 of $49.8 million, or $0.69 per share, compared to net income for 2005 of $48.5 million, or $0.68 per share. Full year 2006 net income also included Laserscope related finance charges and amortization expense of $14.7 million, or $0.20 per share.

American Medical Systems
February 15, 2007

A reconciliation of reported net income to non-GAAP adjusted net income from continuing operations is presented below. A similar analysis of these items on a pre-tax basis is shown as part of the accompanying exhibits:

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Net income (loss) as reported	$5.9	$14.6	($49.3)	$39.3

Tax affected adjustments to net income:
Loss from discontinued operations (a)	4.8	—	5.4	—
SFAS 123(R) expense (b)	2.1	—	7.5	—
In-process research and development (c )	4.5	—	84.3	9.2
Commitment fees on bridge financing (d)	—	—	4.3	—
Research and development tax credit (e)	(1.1)	—	—	—
Other tax items (f)	(3.2)	—	(2.4)	—

Total tax affected adjustments to net income from continuing operations	7.1	—	99.1	9.2

Net income from continuing operations, as adjusted	$13.0	$14.6	$49.8	$48.5

Net income from continuing operations, as adjusted per share
Basic	$0.18	$0.21	$0.71	$0.70
Diluted	$0.18	$0.20	$0.69	$0.68

Weighted average common shares used in calculation:
Basic	70,980	69,489	70,152	68,926
Diluted	72,580	71,762	72,126	71,682

(a)	Relates to the operations of the aesthetics business, which was acquired as part of the Laserscope acquisition and was sold in January 2007.

(b)	Represents SFAS 123(R) stock compensation expense. SFAS 123(R) was implemented in first quarter of 2006.

(c)	Consists of the initial charge and subsequent purchase accounting adjustments related to the acquisitions of BioControl Medical, Ltd., Solarant Medical, Inc., and Laserscope, and the effect of a milestone payment related to the July 2005 acquisition of Ovion; the 2005 adjustment relates to the initial purchase of Ovion.

(d)	Consists of fees incurred for bridge financing commitments related to the acquisition of Laserscope.

(e)	Relates to the first three quarters of benefit from the recently reinstated research and development tax credit. The tax credit was available throughout 2005 until it expired at the end of that year and was therefore not included in the first three quarters of 2006. The full year impact of the reinstatement of this credit is $1.5 million, or $0.02 per share.

(f)	Includes certain tax items, the largest of which was the receipt of a $2.4 million tax refund resulting from prior years’ tax audits.
Future quarters’ adjusted net income will include the impact of stock based compensation expensing. Net income from continuing operations, as adjusted, including the impact of stock based compensation expensing, is $0.15 per share for the fourth quarter 2006.

American Medical Systems
February 15, 2007

Outlook
For 2007, the Company reiterates the guidance provided in its January 5, 2007 press release for revenue in the range of $490 to $515 million, and reported net earnings from continuing operations per share of $0.76 to $0.81. Guidance for 2007 and thereafter includes the impact of stock based compensation expensing as required under SFAS 123(R).
The Company projects first quarter revenue to be in the range of $113 to $118 million and reported net earnings from continuing operations per share to be in the range of $0.13 to $0.15.
Earnings guidance for the first quarter and 2007 exclude the one time gain realized from the recently announced settlement with Celsion Corporation.
Earnings Call Information
American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its fourth quarter and 2006 results and guidance for 2007. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821. A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 240,000 patients in 2006.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems and Laserscope and the combined business. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS and Laserscope products; potential product recalls; successful integration of Laserscope into AMS’ business; successfully managing increased debt leverage and related credit facility financial covenants; factors impacting the stock market and share price and its impact on the dilution of convertible securities, reliance on single or sole-sourced suppliers; successful upgrade of global software system; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and

American Medical Systems
February 15, 2007

adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; and other risks and uncertainties described in AMS’ and Laserscope’s Annual Reports on Form 10-K for the year ended December 31, 2005 and the Company’s other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2005 and its other SEC filings.

Contact:	Mark Heggestad Executive Vice President and Chief Financial Officer 952-930-6495 Mark.Heggestad@AmericanMedicalSystems.com

Marty Emerson President and Chief Executive Officer 952-930-6334 Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems
February 15, 2007

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Net sales	$115,412	$73,071	$358,318	$262,591
Cost of sales	26,569	11,981	68,872	46,111

Gross profit	88,843	61,090	289,446	216,480

Operating expenses
Marketing and selling	34,556	24,510	123,204	92,001
Research and development	11,028	6,467	33,876	20,966
In-process research and development	4,460	—	94,035	9,220
General and administrative	11,736	5,500	34,417	21,713
Integration costs	1,439	—	1,712	—
Amortization of intangibles	3,594	1,946	12,393	7,884

Total operating expenses	66,813	38,423	299,637	151,784

Operating income (loss)	22,030	22,667	(10,191)	64,696

Other (expense) income
Royalty income	361	438	1,701	1,929
Interest income	633	313	2,753	1,246
Interest expense	(9,135)	(77)	(18,395)	(217)
Financing charges	(856)	—	(8,302)	—
Other (expense) income	(114)	(325)	283	(1,429)

Total other (expense) income	(9,111)	349	(21,960)	1,529

Earnings (loss) from continuing operations before income taxes	12,919	23,016	(32,151)	66,225

Provision for income taxes	2,246	8,406	11,731	26,950

Income (loss) from continuing operations	10,673	14,610	(43,882)	39,275

Loss from discontinued operations, net of tax	(4,762)	—	(5,435)	—

Net income (loss)	$5,911	$14,610	($49,317)	$39,275

Net income (loss) per share
Basic earnings (loss) from continuing operations	$0.15	$0.21	($0.63)	$0.57
Discontinued operations, net of tax	(0.07)	—	(0.08)	—

Basic net earnings (loss)	$0.08	$0.21	($0.70)	$0.57

Diluted earnings (loss) from continuing operations	$0.15	$0.20	($0.63)	$0.55
Discontinued operations, net of tax	(0.07)	—	(0.08)	—

Diluted net earnings (loss)	$0.08	$0.20	($0.70)	$0.55

Weighted average common shares used in calculation
Basic	70,980	69,489	70,152	68,926
Diluted	72,580	71,762	70,152	71,682

American Medical Systems
February 15, 2007

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 30, 2006	December 31, 2005
Assets
Current assets
Cash and short term investments	$29,541	$46,390
Accounts receivable, net	91,938	51,058
Inventories, net	37,974	18,191
Assets of discontinued operations held for sale	35,500	—
Deferred income taxes and other current assets	28,053	7,269

Total current assets	223,006	122,908

Property, plant and equipment, net	47,035	21,371
Goodwill and intangibles, net	840,740	210,278
Deferred income taxes and other assets	1,148	4,769

Total assets	$1,111,929	$359,326

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,431	$3,688
Liabilities of discontinued operations held for sale	8,900	—
Other accrued liabilities	67,624	49,687

Total current liabilities	91,955	53,375

Other long term liabilities	738,811	3,072

Total liabilities	830,766	56,447

Stockholders’ equity	281,163	302,879

Total liabilities and stockholders’ equity	$1,111,929	$359,326

American Medical Systems
February 15, 2007

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 30, 2006	December 31, 2005
Cash flows from continuing operating activities
Net (loss) income	($49,317)	$39,275
Loss from discontinued operations	(5,435)	—

(Loss) earnings from continuing operations	(43,882)	39,275
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation	4,695	5,135
Loss on asset disposals	385	601
Amortization of intangibles, including deferred financing costs	13,373	7,884
In-process research and development charges	94,035	9,220
Financing charges on credit facility	6,955	—
Excess tax benefit from exercise of stock options	(1,674)	—
Tax benefit on exercised stock option arrangements	5,911	5,413
Change in net deferred income taxes	560	882
Stock-based compensation	9,829	189
Changes in operating assets and liabilities	(19,326)	2,981

Net cash provided by continuing operating activities	70,861	71,580
Cash flows from investing activities of continuing operations
Purchase of property, plant and equipment	(21,923)	(5,110)
Purchase of business, net of cash acquired	(745,637)	(81,516)
Purchase of investments in technology	(31,935)	(1,620)
Purchase of license agreements/other intangibles	(2,050)	—
Purchase of short term investments	(155)	(33,774)
Sale of short term investments	15,190	33,743

Net cash used in investing activities of continuing operations	(786,510)	(88,277)

Cash flows from financing activities of continuing operations
Proceeds from issuance of long term debt	362,538	—
Proceeds from senior secured credit facility	354,500	—
Proceeds from issuance of common stock and exercised stock options	9,933	11,539
Excess tax benefit from exercise of stock options	1,674	—
Proceeds from short term borrowings	25,000	—
Repayments on senior secured credit facility	(913)	—
Repayment of short term borrowings	(25,000)	—
Financing charges on credit facility	(6,955)	—

Net cash provided by financing activities of continuing operations	720,777	11,539

Cash used in discontinued operations
Operating activities	(5,435)	—

Cash used in discontinued operations	(5,435)	—

Effect of exchange rates	(1,527)	354

Net decrease in cash and cash equivalents	(1,834)	(4,804)

Cash and cash equivalents at beginning of period	30,885	35,689

Cash and cash equivalents at end of period	$29,051	$30,885

Supplemental disclosure
Cash paid for interest	$8,376	$147
Cash paid for taxes	$14,445	$15,036

American Medical Systems
February 15, 2007

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Sales
Product line
Men’s health	79,856	43,954	230,872	163,084
Women’s health	35,556	29,117	127,446	99,507

Total	$115,412	$73,071	$358,318	$262,591

Geography
United States	$85,190	$56,753	$272,679	$205,463
International	30,222	16,318	85,639	57,128

Total	$115,412	$73,071	$358,318	$262,591

American Medical Systems
February 15, 2007

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income from Continuing Operations
(Adjustments are presented on a pre-tax basis)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Net income (loss) as reported	$5.9	$14.6	($49.3)	$39.3

Adjustments to net income:
Loss from discontinued operations (a)	7.0	—	8.1	—
SFAS 123(R) expense (b)	2.8	—	9.9	—
In-process research and development (c)	4.5	—	94.0	9.2
Commitment fees on bridge financing (d)	—	—	7.0	—

Adjustments to net income from continuing operations	14.3	—	119.0	9.2
Tax effect of adjustments to net income from continuing operations	(2.9)	—	(17.5)	—

Total tax affected adjustments to net income from continuing operations before tax items	11.4	—	101.5	9.2
Research and development tax credit (e)	(1.1)	—	—	—
Other tax items (f)	(3.2)	—	(2.4)	—

Total tax affected adjustments to net income from continuing operations	7.1	—	99.1	9.2

Net income from continuing operations, as adjusted	$13.0	$14.6	$49.8	$48.5

Net income from continuing operations, as adjusted per share
Basic	$0.18	$0.21	$0.71	$0.70
Diluted	$0.18	$0.20	$0.69	$0.68

Weighted average common shares used in calculation:
Basic	70,980	69,489	70,152	68,926
Diluted	72,580	71,762	72,126	71,682

(a)	Relates to the operations of the aesthetics business, which was acquired as part of the Laserscope acquisition and was sold in January 2007.

(b)	Represents SFAS 123 (R) stock compensation expense. SFAS 123 (R) was implemented in first quarter of 2006.

(c)	Consists of the initial charge and subsequent purchase accounting adjustments related to the acquisitions of BioControl Medical, Ltd., Solarant Medical, Inc., and Laserscope, and the effect of a milestone payment related to the July 2005 acquisition of Ovion; the 2005 adjustment relates to the initial purchase of Ovion.

(d)	Consists of fees incurred for bridge financing commitments related to the acquisition of Laserscope.

(e)	Relates to the first three quarters of benefit from the recently reinstated research and development tax credit. The tax credit was available throughout 2005 until it expired at the end of that year and was therefore not included in the first three quarters of 2006. The full year impact of the reinstatement of this credit is $1.5 million, or $0.02 per share.

(f)	Includes certain tax items, the largest of which was the receipt of a $2.4 million tax refund resulting from prior years’ tax audits.